Exhibit 99.2

Prelude Therapeutics Announces Pricing of Public Offering

WILMINGTON, Del. – (Globe Newswire) May 18, 2023 – Prelude Therapeutics Incorporated (“Prelude” or the “Company”) (Nasdaq: PRLD), a clinical-stage precision oncology company, today announced the pricing of its underwritten public offering of 3,048,522 shares of its voting common stock and 1,448,222 shares of its non-voting common stock, each at a price to the public of $5.75 per share, and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase up to an aggregate of 12,895,256 shares of its common stock at a price to the public of $5.7499 per pre-funded warrant, which represents the per share public offering price for the common stock less the $0.0001 per share exercise price for each such pre-funded warrant. In addition, Prelude has granted the underwriter a 30-day option to purchase up to an additional 2,608,800 shares of its common stock. Before deducting the underwriting discounts and commissions and estimated offering expenses, Prelude expects to receive total gross proceeds of approximately $100.0 million, assuming no exercise of the underwriter’s option to purchase additional shares. The offering is expected to close on or about May 22, 2023, subject to the satisfaction of customary closing conditions.

Morgan Stanley is acting as sole book-running manager for the offering.

A registration statement on Form S-3 relating to these securities was filed with the Securities and Exchange Commission (“SEC”) on November 12, 2021, and was declared effective by the SEC on November 24, 2021. The offering was made only by means of a preliminary prospectus supplement and accompanying prospectus, which was filed on May 17, 2023, relating to and describing the terms of the offering. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be obtained on the SEC’s website at http://www.sec.gov. You can also obtain the final prospectus supplement and accompanying prospectus, when available, by contacting Morgan Stanley & Co. LLC, 180 Varick St, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Prelude Therapeutics

Prelude Therapeutics is a clinical-stage precision oncology company developing innovative drug candidates targeting critical cancer cell pathways. The Company’s diverse pipeline is comprised of highly differentiated, potentially best-in-class proprietary small molecule compounds aimed at addressing clinically validated pathways for cancers with selectable underserved patients. Prelude’s pipeline includes four candidates currently in clinical development: PRT1419, a potent, selective inhibitor of MCL1, PRT2527, a potent and highly selective CDK9 inhibitor, PRT3645, a next generation CDK4/6 inhibitor, and PRT3789, an IV administered, potent and highly selective SMARCA2 degrader.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the underwritten offering, including Prelude’s expectations with respect to the timing of the closing of the offering and gross proceeds from the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on Prelude’s business, clinical trial sites, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude’s ability to fund development activities and achieve development goals, Prelude’s ability to protect intellectual property, and other risks and uncertainties described under the heading “Risk Factors” in documents Prelude files from time to time with the SEC. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Lindsey Trickett

Vice President, Investor Relations

240.543.7970

ltrickett@preludetx.com

Media Contact:

Helen Shik

Shik Communications

617.510.4373

Helen@ShikCommuncations.com

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